Exhibit 10.1

EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Eighth Amendment”) is entered into as of the Eighth Amendment Closing Date (as defined below) by and between IBIO CDMO LLC, a Delaware limited liability company (“Borrower”), and WOODFOREST NATIONAL BANK, a national banking association, as lender (in such capacity, “Lender”).

RECITALS

A.Borrower and Lender entered into that certain Credit Agreement dated November 1, 2021 (as amended by the First Amendment thereto dated as of October 11, 2022, the Second Amendment thereto dated as of February 9, 2023, the Third Amendment thereto dated as of February 20, 2023, the Fourth Amendment thereto dated as of March 24, 2023, the Fifth Amendment thereto dated as of May 10, 2023, the Sixth Amendment thereto dated as of September 18, 2023, the Seventh Amendment thereto dated as of October 4, 2023 and as otherwise amended, restated, supplemented or modified from time to time, the “Credit Agreement”).

B.Borrower has requested Lender to enter into certain agreements and amendments to certain provisions of the Credit Agreement.

C.Borrower and Lender are willing to enter into the requested agreements and amendments set forth herein, subject to and conditioned upon the terms and conditions set forth in this Eighth Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the promises herein contained, the mutual benefits to be derived herefrom and other good and valuable consideration received by each party, and each intending to be legally bound hereby, the parties agree as follows:

I.Agreements and Amendments to Credit Agreement. Borrower and Lender agree as follows:

(a)Section 1.1, Definitions, of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“Eighth Amendment” means the Eighth Amendment to Credit Agreement dated as of the Eighth Amendment Closing Date by and between Borrower and Lender.

“Eighth Amendment Closing Date” means December 22, 2023.

(b)Section 1.1, Definitions, of the Credit Agreement is hereby amended by replacing the definition of “Maturity Date” in its entirety to read as follows:

Maturity Date means the earlier of (a) March 29, 2024, or (b) the acceleration of maturity of the Term Loan in accordance with Section 12 of this Agreement.

(c)Section 3.3, Interest, of the Credit Agreement is hereby amended and restated by replacing such section in its entirety with the following language:

Interest.  From and after the Eighth Amendment Closing Date, the Term Loan shall accrue interest at a fixed rate per annum equal to 4.50%.  In addition to the foregoing, from and after the Eighth Amendment Closing Date, the Term Loan shall further accrue additional interest, payable in kind and added to the balance of the Term Principal Amount, at a fixed rate per annum equal to 4.50%, such interest accruing and continuing through and including the date that Payment in Full occurs.

(d)Section I(b) of the Seventh Amendment is hereby supplemented with the following language:

Notwithstanding anything to the contrary in Section I(b) of the Seventh Amendment, on the Eighth Amendment Closing Date, subject to the Withdrawal Conditions, Borrower shall be permitted to withdraw an amount from the Reserve Funds Deposit Account such that, upon giving effect to the withdrawal of such amount, Borrower maintains a minimum balance of $900,000 in the Reserve Funds Deposit Account until Payment in Full.  Other than the withdrawal permitted above, Borrower and Lender shall maintain the Reserved Funds in the Reserved Funds Deposit Account, and Borrower shall have no right to use such Reserved Funds, without either (i) the express consent of Lender, or (ii) Payment in Full.  Borrower shall be entitled to remove the Reserved Funds and any accrued interest, if any, from the Reserved Funds Deposit Account, upon Payment in Full.  Notwithstanding the foregoing or anything to the contrary in any Loan Document, upon the occurrence and continuance of a Default, upon written notice to Borrower, Lender may apply the full amount of the then current balance of the Reserved Funds and any accrued interest, if any, to pay down the Term Loan, and upon such event, the Reserved Funds Deposit Account shall be closed.

(e)Section I(c) of the Fifth Amendment of the Credit Agreement is hereby amended and restated in its entirety by replacing such section with the following language:

Sale of Collateral.  Borrower shall use best efforts to consummate and close a sale of the Collateral, including the iBio Property, on or before the Maturity Date.  As soon as available, upon entry by the Borrower, as seller, and a third party, as buyer, into a purchase and sale agreement regarding the purchase and sale of all of the Collateral, including the iBio Property (a “Purchase Agreement”), Borrower shall provide to Lender an executed copy of any such Purchase Agreement.  Further to the entry into any such Purchase Agreement, upon the written request of Lender,

Borrower shall promptly provide Lender with copies of any other documents directly related to the sale of the Collateral, including the iBio Property.

(f)Section I(c) of the Seventh Amendment is hereby amended and restated and replaced in its entirety with the following language:

Fee. In replacement of the fee set forth in Section I(e) of the Fifth Amendment and the fee set forth in Section I(c) of the Seventh Amendment, respectively, each such fee to be disclaimed and of no further force and effect, Borrower shall pay to Lender a fee in the amount of $155,000 in immediately available funds on the earlier of (i) the date of the consummation and closing of a Purchase Agreement or (ii) the Maturity Date, such fee to be fully earned on and as of the Eighth Amendment Closing Date.

II.Conditions Precedent to the Effectiveness of Eighth Amendment.  This Eighth Amendment shall be effective upon the satisfaction of the following conditions precedent:

(a)Lender shall have received this Eighth Amendment duly executed by Borrower and Parent Guarantor;

(b)Lender shall have received an Officer’s Certificate and authorizing consent for each of Borrower and Parent Guarantor, in Proper Form;

(c)To the extent outstanding and unpaid, the Borrower shall have paid to Lender (i) any fees and expenses due and owing under the Credit Agreement and (ii) all costs and expenses, including (x) an appraisal fee in the amount of $8,910.00, (y) a flood search fee in the amount of $13.00 and (z) reasonable legal fees of Porter Hedges LLP, counsel to Lender, in each case, payable under the Credit Agreement and or in connection with this Eighth Amendment to the extent invoiced on or prior to the Eighth Amendment Closing Date; and

(d)No Potential Default or Default shall have occurred and be continuing.

III.Reaffirmation of Representations and Warranties.  To induce Lender to enter into this Eighth Amendment, Borrower hereby reaffirms, as of the Eighth Amendment Closing Date (except as otherwise provided herein or to the extent such representations and warranties speak as to an earlier date or a date certain), its representations and warranties contained in Section 7 of the Credit Agreement (other than the representation set forth in the last sentence of Section 7.10 of the Credit Agreement), and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

(a)The execution and delivery of this Eighth Amendment and the performance by Borrower of its obligations under this Eighth Amendment are within Borrower’s power, have been duly authorized by all necessary company action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the Organizational Documents of Borrower or of any agreement binding upon Borrower.

(b)This Eighth Amendment represents the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

(c)No change, event or state of affairs has occurred and is continuing which would constitute a Potential Default or a Default.

(d)No exhibit or schedule to the Credit Agreement is required to be supplemented, amended or modified in connection with the transactions contemplated by this Eighth Amendment.

IV.Defined Terms.  Terms used herein that are defined in the Credit Agreement, as amended hereby, shall have the same meanings herein, unless the context otherwise requires.

V.Reaffirmation of Credit Agreement.  This Eighth Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, adopted and confirmed in each and every respect.

VI.Ratification of Liens; Release; Indemnity.

(a)The Borrower acknowledges and ratifies, as of the Eighth Amendment Closing Date, the existence and priority of the Liens granted by the Borrower in favor of Lender pursuant to the Security Documents in and to the Collateral and represents, warrants and covenants that such Liens are valid, existing and in full force and effect.

(b)THE BORROWER HEREBY RELEASES, DISCHARGES AND ACQUITS LENDER AND LENDER’S OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS, EXPERTS AND SUCCESSORS AND ASSIGNS FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, REMEDIES, AND LIABILITIES OF EVERY KIND OR NATURE (INCLUDING WITHOUT LIMITATION, LENDER LIABILITY) ARISING OUT OF ANY ACT, OCCURRENCE, TRANSACTION OR OMISSION OCCURRING IN CONNECTION WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS PRIOR TO THE EIGHTH AMENDMENT CLOSING DATE.

(c)For the avoidance of doubt, the indemnity provisions of Section 13.11 of the Credit Agreement are in full force and effect and continue to apply in full as of the Eighth Amendment Closing Date, as described therein.

VII.Governing Law.  THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

VIII.Invalid Provisions.  If any provision of this Eighth Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Eighth Amendment shall not be affected or impaired thereby and (b) the parties shall engage in good faith negotiations to replace the illegal, invalid or unenforceable provisions, with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IX.Multiple Counterparts and Electronic Signatures.  This Eighth Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Eighth Amendment may be transmitted and signed by facsimile, portable document format (PDF), or other electronic means, and shall have the same effect as manually-signed originals and shall be binding on the Loan Parties and Lender, with originals signatures to be delivered to Lender at Lender’s request.

X.Section Headings.  Section headings in this Eighth Amendment are included for convenience of reference only and shall not affect the interpretation of this Eighth Amendment.

XI.Successors and Assigns.  This Eighth Amendment is binding upon, and inures to the benefit of, the parties hereto and their respective successors and permitted assigns.

XII.Reservation of Rights; No Waiver of Defaults.  Lender hereby reserves all of its rights and remedies under the Credit Agreement and the other Loan Documents in all respects and for all purposes in addition to all other rights and remedies available to it under applicable Law or in equity.  This Eighth Amendment is not intended to operate as a waiver of Lender’s rights and remedies and does not constitute or operate as (a) a waiver of (or a consent to) any existing Potential Default or Default or any other violation of or noncompliance with any provision of the Credit Agreement, as amended hereby, or any other Loan Document, (b) an agreement to waive any existing or future Potential Default or Default, or (c) a waiver of Lender’s right to insist upon strict compliance with each term, covenant, condition and provision of the Credit Agreement, as amended hereby, and the other Loan Documents.

XIII.ENTIRETY.  THIS EIGHTH AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG BORROWER, GUARANTORS AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY BORROWER, GUARANTORS AND LENDER.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG BORROWER, GUARANTORS AND LENDER.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be duly executed on the Eighth Amendment Closing Date.

BORROWER:

IBIO CDMO LLC,
a Delaware limited liability company

By:	/s/ Felipe Duran
Felipe Duran
Authorized Person

Signature Page to Eighth Amendment to Credit Agreement

LENDER:

WOODFOREST NATIONAL BANK

By:	/s/ Tom Aderhold
Tom Aderhold
Executive Vice President

Signature Page to Eighth Amendment to Credit Agreement

GUARANTOR’S CONSENT AND AGREEMENT

As an inducement to Lender to execute, and in consideration of Lender’s execution of, this Eighth Amendment, IBIO, INC., a Delaware corporation (“Guarantor”), hereby consents to this Eighth Amendment, and agrees that this Eighth Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under the Guaranty executed November 1, 2021 (as amended by the Guaranty First Amendment, the Guaranty Second Amendment, the Guaranty Third Amendment, the Guaranty Fourth Amendment, the Guaranty Fifth Amendment and as otherwise amended, restated, supplemented or modified from time to time, the “Guaranty”) executed by Guarantor in connection with the Credit Agreement.  Guarantor further represents and warrants to Lender that (a) the representations and warranties in the Guaranty are true and correct in all material respects on and as of the Eighth Amendment Closing Date as though made on such date (except to the extent that such representations and warranties specifically relate to an earlier date), (b) after giving effect to the Eighth Amendment, it is in full compliance with all covenants and agreements contained in the Guaranty, (c) no Potential Default or Default has occurred and is continuing under the Guaranty and (d) the execution and delivery of this Guarantor’s Consent and Agreement are within Guarantor’s power and have been duly authorized by all necessary company action.  This Guarantor’s Consent and Agreement shall be binding upon Guarantor, and its successors and permitted assigns, and shall inure to the benefit of Lender, and its successors and permitted assigns.

THE GUARANTOR HEREBY RELEASES, DISCHARGES AND ACQUITS LENDER FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, REMEDIES, AND LIABILITIES OF EVERY KIND OR NATURE (INCLUDING WITHOUT LIMITATION, LENDER LIABILITY) ARISING OUT OF ANY ACT, OCCURRENCE, TRANSACTION OR OMISSION OCCURRING IN CONNECTION WITH THE GUARANTY, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS PRIOR TO THE EIGHTH AMENDMENT CLOSING DATE.

For the avoidance of doubt, the indemnity provisions of Section 19 of the Guaranty are in full force and effect and continue to apply in full as of the Eighth Amendment Closing Date, as described therein.

[Signature page follows.]

GUARANTOR:

IBIO, INC.,
a Delaware corporation

By:	/s/ Felipe Duran
Felipe Duran
Chief Financial Officer

Signature Page to Guarantor’s Consent and Agreement to
Eighth Amendment to Credit Agreement